Fifth Third Bank Auto Receivables Trust 1996-B            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Dec-96            31-Dec-96
Distribution Date:    15-Jan-97                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $13,073,096.86    $34.05836728
          Class B Certificate Amount     $983,996.54    $34.05775093

(ii)  Interest Distribution
          Class A Certificate Amount   $1,841,353.83     $4.79714223
          Class B Certificate Amount     $143,971.40     $4.98308874

(iii)  Servicing Fee                     $306,969.48     $0.74374309

(iv)  Class A Certificate Balance
         (after principal distributions)             $329,504,359.89
        Class A Pool Factor
         (after principal distributions)                   0.8584332
        Class B Certificate Balance
         (after principal distributions)              $24,801,926.35
        Class B Pool Factor
         (after principal distributions)                   0.8584358

(v)  Total Pool Balance
         (end of Collection Period)                  $354,306,286.24

                                      Current Period      Cumulative
vi)     Defaulted Receivables            $210,697.70     $238,122.78
         Liquidation Proceeds             $49,421.68      $52,260.80
         Aggregate Net Losses            $161,276.02     $185,861.98

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                    $0.00
          Interest Portion                                     $0.00

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $16,314,156.91

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $17,715,314.31